SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C.  20549


                                 FORM 8-K

                              CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                    Date of Report - September 28, 1995
                     (Date of earliest event reported)


                              GTE Corporation
           (Exact name of registrant as specified in its charter)


                                 NEW YORK
       (State or other jurisdiction of incorporation or organization)


        1-2755                                     13-1678633
(Commission File Number)               (IRS Employer Identification No.)












One Stamford Forum
Stamford, Connecticut                                            06904
(Address of principal executive offices)                       (Zip Code)
203-965-2000



                               GTE CORPORATION

                                  FORM 8-K

                             ITEM OF INFORMATION



Item 5.  Other Events


NEW YORK -- GTE Corporation (GTE) Chairman and Chief Executive Officer Charles
R. Lee today said he is confident GTE's earnings growth rate will modestly exceed the average of analysts' current estimates for the third quarter and the year.

   Speaking to a group of telecommunications research analysts at a company briefing in New York City, Lee said, "We serve very attractive markets and have a strong competitive position. Given all the initiatives GTE has underway to benefit from the high growth within the industry, I am confident we will exceed the average of the current Wall Street estimates not only for 1995, but also into the future as we continue to leverage our strong market position with new bundled-service offerings.

   "All of our energies are focused on enhancing shareholder value and GTE's competitive position within the industry," Lee noted. "With our recent management restructuring that will enable us to fully exploit the convergence of wireline and wireless, the continuing benefit of process re-engineering, the increasingly favorable regulatory environment as well as promising opportunities internationally, we can do just that," he said.

   As to whether GTE will discontinue regulatory accounting practices prescribed by Financial Accounting Standards (FAS) 71 and adopt commercial practices, Lee said the company is evaluating its options and expects to make a decision by the end of the year. If GTE were to discontinue the application of FAS 71 and compute the effect on its telephone plant in a manner similar to the other major local-exchange carriers, the non-cash, after-tax impact is estimated to be between $3 billion and $5 billion. This potential accounting charge will have no effect on GTE's customers or its liquidity and capital resources. The charge would reduce the net book value of the fixed assets of domestic telephone operations. However, it would have no significant effect on future depreciation expense for many years.

   GTE is the largest U.S.-based local telephone company and a leading cellular-service provider in the United States, with wireline and wireless operations that form a market area covering more than one third of the country's population. With net income of $2.5 billion and revenues of $20 billion in 1994, the corporation is the fourth-largest publicly owned telecommunications company in the world. GTE also is a leader in government and defense communications systems and equipment, aircraft-passenger telecommunications, directories and telecommunications-based information services and systems.










                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   GTE CORPORATION
                                                     (Registrant)


                                            By     Lawrence R. Whitman
                                                   Lawrence R. Whitman
                                               Vice President and Controller


Date:  September 29, 1995